                                                                   EXHIBIT 10.26

                                 CONFIDENTIAL







This OEM Software License Agreement (the "Agreement") is made and entered into by and between MCAFEE SOFTWARE, INC. ("MCAFEE"), a Delaware corporation, with offices at 2710 Walsh Avenue, Santa Clara, California 95051 and XCELLENET, INC. ("OEM"), a _________ corporation, with offices at 5 Concourse Parkway, Suite 850, Atlanta, Georgia 30328. This Agreement and the Licenses (hereinafter defined) herein granted shall be effective when this Agreement is executed by MCAFEE. The date of MCAFEE's execution of this Agreement shall be the "Effective Date" of this Agreement for all purposes hereunder.

1.   DEFINITIONS

In this Agreement, the terms:

"License" means the nonexclusive, nontransferable right of OEM to Use, reproduce, market, distribute and sublicense to end users pursuant to the End User License Agreement the Licensed Program subject to the provisions of this Agreement.

"Licensed Program" means MCAFEE's computer programs specified in the EXHIBIT "A" attached hereto and made a part hereof, and, if upgrades are indicated on EXHIBIT "A", all corrections, modifications, and enhancements to such program made by MCAFEE and provided hereunder during the term of this Agreement. Licensed Program does not include Source Code.

"Use" means copying any portion of a Licensed Program into a microcomputer and/or transmitting it to a microcomputer, for processing of the machine instructions or statements contained in such material or distributing the Licensed Program bundled with other software programs. Licenses hereunder to Use a Licensed Program do not include a license by OEM to use such Licensed Program internally (except as set forth in Section 2.3), unless an internal use license is specified in EXHIBIT "A".

"Initial Ship Date" means the date that the applicable Licensed Program ships as part of or as an option to the OEM Defined Hardware/Software.

"Documentation" means any materials provided by MCAFEE with its electronic or boxed version of the Licensed Program provided to instruct end users in the use of the Licensed Programs.

"Defined Hardware/Software" means only those computer products developed or manufactured by or for OEM, which are identified in the EXHIBIT "A" and which are marketed under OEM's tradenames or trademarks.

"Per Copy Royalty" means the royalty rate set forth on EXHIBIT "A".
                                                       ------------

"Product" means a Licensed Program or Documentation and any combination of a Licensed Program and Documentation.

"End User License Agreement" means the standard MCAFEE End User License Agreement distributed with the Licensed Program separately or as part of an electronic file, which shall be shipped with the Defined Hardware/Software and shall not be altered or deleted by OEM.

"Redistribution Kit" means a Licensed Program and Documentation deliverables that are shipped to OEM for each Licensed Program as specified in the EXHIBIT "A".

"Source Code" means the form of the Licensed Program in which the program logic is easily deduced by a human being, such as a printed listing of the program, or in an encoded machine-readable form, such as might be recorded on magnetic tape or disk, from which a printed listing can be made by processing it with a computer. Source code includes all unlinked object files or modules created from the Source Code of the Licensed Program.

                                 CONFIDENTIAL

"Executable Code" means the form of a Licensed Program resulting from the compiling and linking of Source Code (including object files or modules) by a computer into machine language, and thus is in a form permitting execution or interpretation by a computer without any additional compiling, linking, or human processing.

"Derivative Works" means a revision, modification, translation, abridgment, condensation or expansion of a Product or any other form in which such Product may be recast, transferred or adapted.

2.   LICENSE

   2.1 MCAFEE Licenses the Licensed Program to OEM for the limited purpose of Using the Licensed Program solely bundled with the Defined Hardware/Software, or as an add-on option to the Defined Hardware/Software, or as part of Maintenance services provided to End Users of the Defined Hardware/Software pursuant to
Section 9 of EXHIBIT "A". Any such add-on option to Defined Hardware/Software shall be marketed only as an add-on to Defined Hardware/Software to Defined Hardware/Software purchasers and licensees and shall be presented in a manner so that there is significant integration with the Defined Hardware/Software. The Licensed Program shall not be the primary or principal feature of the Defined Hardware/Software. OEM shall have the right to distribute each Licensed Program to end users and resellers as part of such distribution pursuant to the terms and limitations of Section 10 hereof, through the use of the End User License Agreement. Such License shall also be subject to the provisions of the EXHIBIT "A". OEM may not reproduce or distribute any Licensed Program as a stand-alone product, except as part of Maintenance services provided to End Users of the Defined Hardware/Software pursuant to Section 9 of EXHIBIT "A".

   2.2 OEM shall have no rights to Source Code to any Licensed Program and OEM shall not have any rights to create any Derivative Works or make translations of the Licensed Program(s) and shall not disassemble, decompile, reverse assemble, reverse compile, recompile or make extracts from such Licensed Program(s) or attempt to determine the Source Code or permit others to do so.

   2.3 OEM may Use a Licensed Program internally for OEM's own use for testing, demonstrating, training, and sales purposes by its own personnel, but not for other internal purposes, unless the parties expressly agree otherwise on EXHIBIT "A". All copies distributed for testing, demonstrating, training, and sales purposes by its own personnel shall not count in any royalty calculation and any quantity limitation under this Agreement.

   2.4 No License is granted for any Use or reproduction of any Product for which the required Per Copy Royalty has not been made by OEM.


3.   DELIVERY.

   Upon receipt and execution of this Agreement, MCAFEE agrees to deliver the Redistribution Kit and any other applicable deliverables specified in the EXHIBIT "A". All deliveries of any Redistribution Kit under this Agreement shall be F.O.B. MCAFEE, Santa Clara County, California. Except as to Licensed Program(s) for which a specific version only is licensed hereunder, (a) update of the Licensed Program(s) shall be downloaded from time to time by OEM from MCAFEE's OEM Bulletin Board Service, unless MCAFEE delivers the updates to OEM by another means and (b) OEM shall make a best effort to commence the use of the current OEM version of the Licensed Program with the next release of the Defined Hardware/Software.

4.   DISTRIBUTION, MARKETING, ROYALTIES

   4.1 Commencing as described in Section 3 and continuing thereafter through the term of this Agreement, OEM shall then have the right to distribute the Licensed Program as set forth in Section 2, subject to any quantity limitations set forth in the EXHIBIT "A". OEM shall use reasonable, good faith efforts to promote and market the Defined Hardware/Software, with which the Licensed Program is bundled.

                                 CONFIDENTIAL

   4.2 In consideration of the rights and licenses granted to OEM under this Agreement, OEM agrees to pay MCAFEE a Per Copy Royalty for each copy of a Licensed Program the OEM sells, licenses or distributes, except for those copies distributed for internal purposes as stated in Section 2.3.

   4.3 Per Copy Royalties shall accrue upon distribution of any copy of the Licensed Program bundled with the Defined Hardware/Software. All accrued Per Copy Royalties shall be paid by OEM within thirty (30) days after the end of each calendar quarter. Payments shall be accompanied by a written report signed by an officer of OEM stating the number of copies of the Licensed Program distributed in such quarter and the calculation of the royalty payment.

5.  PAYMENT; TAXES

   5.1 All payments provided for in this Agreement to MCAFEE are net of, and OEM shall pay, all taxes, (except for income taxes imposed on MCAFEE's income), customs duties, insurance, shipping and other charges. All payments shall be made in United States currency only.

   5.2 In no event shall OEM be entitled to a refund of prepaid royalties specified on EXHIBIT "A."
             ------------

   5.3 If any payment, or any other sum due from OEM under this Agreement, should become past due, MCAFEE may, without declaring OEM to be in default, charge OEM a late payment charge of five-sixths of one percent (.833%) per month on the past due balance, but not in excess of the lawful maximum rate of interest.

   5.4 OEM shall pay or reimburse MCAFEE for amounts equal to any taxes, including, but not limited to, withholding taxes, other duties, tax penalties, interest, or amounts in lieu thereof however designated, now or hereafter imposed on or based upon payments due under this Agreement, any License granted hereunder, the transfer, use or distribution of Licensed Programs by OEM, or on the program storage media, exclusive of taxes based upon MCAFEE's net income.

  5.5 OEM shall provide to MCAFEE upon demand a tax or other levy exemption certificate acceptable to the taxing or levying authority, in substantially the form attached hereto as EXHIBIT "E" for each jurisdiction in which the Defined Hardware/Software is distributed.

6.   RECORD KEEPING AND REPORTS.

  6.1 OEM agrees to maintain shipment records relating to the disposition of Products. OEM shall prepare and submit quarterly reports to MCAFEE no later than thirty (30) days following the last business day of each calendar quarter. Each report must specify the quantities of any Product distributed during that quarter.

  6.2 MCAFEE may inspect the records described in Section 6.1 upon demand from time to time, but no more frequently than once every six (6) months. In addition, OEM agrees to allow MCAFEE's independent auditors to audit and analyze appropriate accounting records of OEM from time to time, but no more frequently than annually, to ensure compliance with all terms of this Agreement. Any such audit shall be permitted by OEM within fifteen (15) days of OEM's receipt of MCAFEE's written request to audit, during normal business hours. The cost of such an audit will be borne by MCAFEE unless a material discrepancy indicating inadequate or inaccurate record keeping is discovered, in which case the cost of the audit shall be borne by OEM. A discrepancy shall be deemed material if it involves payment or adjustment of more than Five Thousand Dollars ($5,000.00) in favor of MCAFEE for any quarterly reporting period. Audits and inspections shall not interfere unreasonably with OEM's business activities. Any underpayment of Per Copy Royalties disclosed by any such audit shall be paid to MCAFEE, together with the applicable late payment charges, upon demand.

7.   TRADEMARKS; COPYRIGHT NOTICES

  7.1 The trademarks and trade names under which MCAFEE markets any Product are the property of MCAFEE. This Agreement gives OEM no rights therein, except the restricted License to reproduce such trademarks and trade names in any

                                 CONFIDENTIAL

authorized reproduction of any Product, provided that MCAFEE is referenced as the owner of the trade name or trademark. OEM may not market the Product under any other or different name than those specified by MCAFEE. The Software Redistribution Guide attached hereto as EXHIBIT "B" is incorporated herein by reference. Such Guide may be revised by MCAFEE from time to time upon written notice to OEM.

  7.2 OEM agrees to maintain and respect the trademark, trade name and copyright notices of any Licensed Program and Documentation in connection with its advertisement and distribution of any Product. OEM hereby agrees to include a reference to MCAFEE or MCAFEE Associates, Inc. and the Licensed Program(s) in any advertisement for the Defined Hardware/Software. OEM shall use reasonable commercial efforts to ensure compliance hereto by all OEM's distributors and dealers. MCAFEE retains the right to specify the quality and standards of all materials upon which a MCAFEE trademark or trade name is used. Failure by OEM to adhere to such standards of quality shall constitute a failure to meet OEM's obligations under this Agreement for purposes of Section 15.2.

8.   LICENSED PROGRAM REPRODUCTION

  8.1 OEM is authorized to reproduce the Licensed Program(s) only at the location of its principal office specified on the first page of this Agreement unless an alternate location is specified on EXHIBIT "A". No subsidiary or affiliate of OEM shall have any right to reproduce the Licensed Program(s), without the prior written consent of MCAFEE.

9.   DOCUMENTATION

  9.1 OEM shall distribute a single copy of the Documentation, in either written or electronic form, with each copy or unit of the Defined
Hardware/Software.

  9.2 OEM may purchase from MCAFEE additional Documentation at the price set forth in MCAFEE's then current published MCAFEE OEM Price List for distribution to end users of the Defined Hardware/Software. OEM shall imprint or sticker the Documentation with OEM's name and address, in addition to that of MCAFEE. This placement shall not obscure MCAFEE's names, marks or intellectual property notices. OEM may not distribute the Documentation as a stand-alone item at any time.

  9.3 Unless OEM purchases Documentation reprint rights from MCAFEE, OEM may not reproduce or modify Documentation. Payments due for Documentation reprint rights shall be specified in a EXHIBIT "A". If Documentation reprint rights are purchased, OEM may reproduce the existing version or a modified version of the Documentation. Such rights shall not include the right to translate. OEM shall promptly furnish MCAFEE with a copy of, and promptly register with the U. S. Copyright Office, in the joint names of MCAFEE and OEM, all modified versions of the Documentation, as a Derivative Work based upon the original MCAFEE copyrighted material. All copyright notices of MCAFEE shall be maintained in any modified version of the Documentation. OEM shall copyright all modified versions of the Documentation in the joint names of MCAFEE and OEM in every country in which it is published. OEM shall, at its cost, file or register such copyrights where required to obtain protection in a particular country. MCAFEE shall have an exclusive right to all modified versions of the Documentation. Upon termination of this Agreement, all rights to modified versions of Documentation shall vest in MCAFEE. In such latter event, OEM shall cooperate and take such actions as MCAFEE may reasonably request to assign all rights in and to modified versions of Documentation to MCAFEE.

10.   DISTRIBUTION; EXPORT RESTRICTIONS

  10.1 OEM shall contractually require each entity in OEM's chain of distribution to market and distribute the Licensed Program(s) and the Defined Hardware/Software as a unit, and shall use reasonable commercial efforts to enforce such requirements and prohibit any sale or distribution of the Licensed Program separate from the Defined Hardware/Software. OEM shall use reasonable

                                 CONFIDENTIAL

commercial efforts to monitor, prevent, and cause the discontinuance of any separation of the Licensed Program(s) and the Defined Hardware/Software prior to their delivery to the final end user.

  10.2 OEM shall include a copy of the End User Program License Agreement electronically with each copy of any Licensed Program distributed and shall ship the Defined Hardware/Software under an end user license no less protective than that set forth in EXHIBIT "C".

  10.3 OEM shall contractually require that each intermediate entity in its chain of distribution to the final end user respects MCAFEE's copyrights, trade names and trademarks, complies with the Product handling and licensing requirements of this Agreement, and makes no unauthorized copies of MCAFEE Products and shall use reasonable commercial efforts to enforce such requirements.

  10.4 End users may use the Licensed Program(s) for the term and in the manner provided for in the End User Program License Agreement. End user rights and obligations set forth therein will survive any termination of the relationship between OEM and MCAFEE.

  10.5 OEM warrants and hereby gives written assurance to MCAFEE that it will do all things necessary to comply with the U. S. Export Administration and other applicable export laws and regulations as they apply to Licensed Program(s), Documentation, Products and all other things delivered to, or derived from things delivered to, OEM under this Agreement.

11.   PATENT AND COPYRIGHT INDEMNIFICATION

  11.1 MCAFEE will defend any action brought against the OEM to the extent that it is based upon a claim that a Licensed Program, furnished hereunder and used within the scope of a License granted hereunder, infringes a United States copyright or United States patent. MCAFEE will pay resulting costs, damage awards and legal fees finally awarded against OEM in such action which are attributable to such claim provided that (1) the OEM notifies MCAFEE promptly in writing of any claim and (2) MCAFEE has sole control of the defense of any such claim and all related settlement negotiations. MCAFEE shall have no liability for any claim based upon (1) Use of other than a current unaltered version of the Licensed Program or (2) Use, operation or combination of the Licensed Program with non-MCAFEE programs or data if such infringement would have been avoided but for such Use, operation or combination.

  11.2 Should the Licensed Program become, or be likely to become, in MCAFEE's opinion, the subject of a claim of infringement of such copyright or patent, MCAFEE may, at its option, procure for OEM the right to continue using the Licensed Program, or replace or modify it to make it non-infringing.

  11.3 This Section 11 states the entire liability of MCAFEE with respect to infringement of copyrights or patents.

12.   WARRANTY; SUPPORT; MAINTENANCE.

  12.1 MCAFEE warrants only to OEM that any Licensed Program described in EXHIBIT "A" will substantially conform to the specifications in the published Documentation for such Licensed Program in effect when the Licensed Program is shipped to OEM. If OEM finds what it believes to be errors or a failure of the Licensed Program to meet specifications which significantly affect performance, and provides MCAFEE with a written report, MCAFEE will use reasonable efforts to correct promptly, at no cost to OEM, any such errors or failures. This is OEM's sole and exclusive remedy for any express or implied warranties hereunder other than the warranty against infringement specified in Section 11 hereof. MCAFEE's warranty and obligation is solely for the benefit of OEM, who has no authority to extend MCAFEE's warranty to any other person or entity. MCAFEE MAKES NO WARRANTY THAT ALL ERRORS OR FAILURES WILL BE CORRECTED.

  12.2 MCAFEE agrees to make available to OEM, for a period of Twelve (12) months from the date MCAFEE first delivers the Licensed Program to OEM, MCAFEE's current OEM support services which consists of verbal and written communication

                                 CONFIDENTIAL

regarding problems and technical advice for each MCAFEE Licensed Program, at no charge to OEM.

  12.3 MCAFEE agrees to make available to OEM, at no charge, as published during the term of this Agreement and only for so long as such Product is distributed by MCAFEE, Executable Code patches and corrections and Documentation which correct errors or problems discovered in the Product. Such patches, corrections and Documentation may be distributed in written or machine readable form, or as an entirely new reproduction diskette, or by electronic distribution, at MCAFEE's option, and shall be considered part of the Product hereunder.

  12.4 OEM is solely responsible for all media provided to end users and for passing on to its distributors, dealers and end users all maintenance materials, and for making the changes required in the master reproduction diskettes provided as part of the Redistribution Kit, all of which OEM agrees to do. OEM is solely responsible for all verbal and written contact with its end users of Licensed Programs in connection with software support: operational instruction, problem reporting, and technical advice regarding the Defined Hardware/Software. MCAFEE shall provide second-tier technical assistance to OEM's technical support staff regarding the Licensed Program as outlined in EXHIBIT "D", OEM Technical Support Procedures, at no charge to OEM.

  12.5 EXCEPT AS PROVIDED IN PARAGRAPH 12.1 AS TO OEM, MCAFEE MAKES NO WARRANTY, EXPRESS OR IMPLIED, RESPECTING THE PRODUCT AND MAKES NO WARRANTY TO ANYONE OTHER THAN OEM. AS BETWEEN MCAFEE AND OEM, MCAFEE DISCLAIMS ALL OTHER WARRANTIES, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE AND MERCHANTABILITY.

13.   CONFIDENTIAL INFORMATION.

  13.1 All documentation and information which is designated by the Delivering Party (herein so called) as proprietary or confidential, including without limitation drawings, Source Code, computer program listings, techniques, algorithms and processes and technical and marketing information ("Confidential Information") which is supplied by the Delivering Party to the Receiving Party in connection with this Agreement (other than documentation and information intended for distribution to third parties) shall be treated confidentially by the Receiving Party and its employees and shall not be disclosed by the Receiving Party without the Delivering Party's prior written consent. Information shall not be considered to be Confidential Information if it (1) is already or otherwise becomes publicly known through no act of the Receiving Party; (2) is lawfully received from third parties subject to no restriction of confidentiality; (3) can be shown by the Receiving Party to have been independently developed by it subsequent to such disclosure: (4) was lawfully in the Receiving Party's possession prior to receipt from the Delivering Party; or
(5) is generally made available to third parties by the Delivering Party without restrictions on disclosure.

  13.2 OEM shall not copy, reproduce, remanufacture, disassemble the Executable Code or in any way duplicate all or any part of the Confidential Information, including translating it into another software language, except in accordance with the terms and conditions of this Agreement. OEM shall have an appropriate agreement with each of its employees having access to Confidential Information, sufficient to enable OEM to comply with all terms of this Agreement. The Receiving Party agrees to protect the Confidential Information with the same standard of care and procedures which it uses to protect its own trade secrets and proprietary information.

14.   LIMITATION OF LIABILITY.

  14.1 In no event shall MCAFEE be liable for any loss of profits, loss of business, loss of use or of data, interruption of business, or for indirect, special, incidental or consequential damages of any kind whether under this Agreement or otherwise, even if MCAFEE has been advised of the possibility of such damages, or for any claim against OEM by any other party, except to the limited extent provided in the section entitled "Patent and Copyright Indemnification". In no case will MCAFEE be liable for any representation or warranty made to any third party by OEM, any agent of OEM, any distributor or dealer or other person or entity in the distribution chain.

                                 CONFIDENTIAL

  14.2 Notwithstanding anything in this Agreement to the contrary, MCAFEE's entire liability to OEM for damages concerning performance or nonperformance by MCAFEE or in any way related to the subject matter of this Agreement and regardless of whether the claim for such damages is based in contract or in tort, shall not exceed the amount of the payments made hereunder by OEM to MCAFEE in the six months prior to such claim.

15.   TERM; TERMINATION.

  15.1 The term of this Agreement shall commence on the Effective Date and shall terminate two years later, unless earlier terminated as provided in this
Section 15 or otherwise rightfully terminated. Unless either party shall give the other written notice sixty (60) days prior to the expiration of the then current term, this Agreement shall automatically renew for successive periods of one year each subject to the notice and termination rights herein contained.

  15.2 Either party may, at its option, terminate this Agreement and, the Licenses granted hereunder, if either (1) the other party fails to make any payment to the non-breaching party hereunder when due, (2) the other party fails to meet any of its other obligations under this Agreement, and such failure continues uncured ten (10) days following written notice thereof, (3) the other party declares bankruptcy or is adjudicated bankruptcy, or (4) a receiver or trustee shall be appointed for the other party or substantially all of its assets.

  15.3 The obligations of OEM in Section 13 shall survive termination of this Agreement and shall remain in effect until the earlier of such time as the Confidential Information becomes in the public domain or three (3) years after termination of this Agreement. Upon termination of this Agreement, OEM shall discontinue marketing and reproduction of the Product, provided, that unless the termination was by reason of default by OEM, OEM may fulfill orders received through the date of termination, subject to payment of the applicable Per Copy Royalty. Upon termination OEM shall promptly return and make no further use of property, materials and other items and all copies thereof belonging to MCAFEE relating to this Agreement.

  15.4 This Agreement is executory in nature and so long as OEM has any continuing obligations hereunder, MCAFEE shall be entitled to protect the master reproduction diskettes of the Licensed Program(s) by impounding in the event that OEM fails to promptly perform any obligation under this Agreement which would fully protect MCAFEE's proprietary rights. No trustee, receiver or debtor in possession may retain the Licensed Program(s) in any form or sell or License any Product(s), unless all of the provisions of 11 U.S.C Section 365 of the United States Bankruptcy Act have been complied with and MCAFEE is adequately protected.

  15.5 OEM understands and acknowledges that violation of OEM's obligations pursuant to this Agreement and the EXHIBIT "A" and EXHIBITS may cause MCAFEE irreparable harm and damage, which may not be recovered at law, and OEM agrees that MCAFEE's remedies for breach of this Agreement may be in equity by way of injunctive relief, as well and any other relief available, whether in law or in equity.

16.   ASSIGNMENT.

  This Agreement and the Licenses granted hereunder are to a specific entity or legal person, not including corporate subsidiaries or affiliates of OEM, and are not assignable, by OEM, nor are the obligations imposed on OEM delegable. Any attempt to sublicense, assign or transfer any of the rights, duties or obligations under this Agreement in derogation hereof, shall be null and void.

17.   GENERAL.

  17.1 In the event that any one or more of the provisions of this Agreement shall be found to be illegal or unenforceable, then notwithstanding, this Agreement shall remain in full force and effect, and such term or provision shall be deemed stricken.

                                 CONFIDENTIAL


  17.2 Neither party's right to require performance of the other party's obligations hereunder shall be affected by any previous waiver, forbearance, or course of dealing.

  17.3 This is a License agreement. No agency, partnership, joint venture or other joint relationship is created hereby and neither OEM nor OEM's agents have any authority of any kind to bind MCAFEE in any respect whatsoever.

  17.4 Neither party is responsible for failure to fulfill its obligations under this Agreement due to causes beyond its control.

  17.5 This Agreement constitutes the entire understanding between MCAFEE and OEM and supersedes all proposals, oral or written, and all communications between the parties relating to the subject matter of this Agreement. The terms and conditions of this Agreement shall prevail, notwithstanding any variance with any purchase order or other written instrument submitted by OEM, whether formally rejected by MCAFEE or not. This Agreement may be amended or modified only by a written document signed by each party.

  17.6 Notices under this Agreement shall be sufficient only if mailed by certified or registered mail, return receipt requested or personally delivered to the parties. Notice by mail shall be deemed received three days after deposit. Notices to MCAFEE or OEM as appropriate shall be sent to the address of such party specified as first shown above. Any changes to such notice address by either party shall be in writing to the other party.

  17.7 This Agreement shall be governed by and construed in accordance with the laws of the State of California.

  MCAFEE and OEM have caused this Agreement to be executed by their duly authorized representatives on the respective dates entered below.

MCAFEE SOFTWARE, INC.                     XCELLENET, INC.


By:   /s/  Mark Woodward                  By:  /s/ Sidney V. Sack
      ----------------------------         ----------------------------------
        Authorized Signature                  Authorized Signature

            Mark Woodward                        Sidney V. Sack
     -----------------------------       -----------------------------------
        Name (Print or Type)                 Name (Print or Type)

     Vice President / Officer               Chief Financial Officer
     -----------------------------       -----------------------------------
              Title                                  Title

            6-17-97                                 6/3/97
      ----------------------------       -----------------------------------
              Date                                   Date

                                 CONFIDENTIAL

                                EXHIBIT "A" TO
                     MCAFEE OEM SOFTWARE LICENSE AGREEMENT


1. Programs Licensed: The Licensed Programs are the following versions only of the following MCAFEE Products:

            PRODUCT NAME                          VERSION                       UPGRADES INCLUDED
VirusScan for Win 3.1, Win95, NT                     3.0                           Yes, 2 years
          Equip Module                  Each version released during               Yes, 2 years
                                         the term of the Agreement.


2. Defined Hardware/Software: RemoteWare, and upon notice to MCAFEE, the Defined Hardware/Software may be expanded by OEM to include its XcelleNet ESSENTIALS product so long as it does not include functionality (other than functionality licensed from OEM) which competes with other MCAFEE products. Upon such notice, all terms and conditions of this Agreement shall apply to the XcelleNet ESSENTIALS product.

3. No more than the following number of copies of the Licensed Programs may be distributed under the terms of this Agreement (check one).

   [ ]    __________ number of permitted distributions

   [ ]    _____X_____ unlimited distributions permitted

4.  VIRUSSCAN Redistribution Kit and Equip Module Components:

  A. VIRUSSCAN REDISTRIBUTION KIT: End User License Agreement, one (1) complete set of Licensed Program(s) Documentation in printed or machine readable form which details operational specifications and functions of the Licensed Program(s), master disks for the Licensed Program(s) and the MCAFEE Software Redistribution Guide.

  B.   EQUIP MODULE COMPONENTS:
  MCAFEE agrees to provide the following components and related functionality for the Equip Module:

    SOFTWARE INVENTORY AGENT
     . Scans, captures, and collects client and server software inventory information.
     . Software Database - recognition of more than 4,300 software titles. . Inserts inventory information into SQL Server Database.
     . Disclosure of formats of software inventory files.
     . Open access to software inventory information collected.
     . Queries/Logic to access software inventory information.
     . Reporting of software inventory information.
     . Pre-formatted reports of inventory information.

    HARDWARE INVENTORY AGENT
     . Scans, captures, and collects client and server hardware inventory information.
     . Inserts inventory information into SQL Server Database.
     . Disclosure of formats of hardware inventory files.
     . Open access to hardware inventory information collected.
     . Queries/Logic to access hardware inventory information.
     . Reporting of hardware inventory information.
     . Pre-formatted reports of inventory information.

                                 CONFIDENTIAL

    NETWORK INFORMATION AGENT
     . Scans, captures, and collects network inventory information. . Inserts inventory information into SQL Server Database.
     . Disclosure of formats of inventory files.
     . Open access to inventory information collected.
     . Queries/Logic to access network inventory information.
     . Reporting of network inventory information.
     . Pre-formatted reports of inventory information.

    USER INTERFACE
     . User Interface for all components.

    OTHER REQUIREMENTS
     . Removal of Automation Support/MFC code for client inventory . Access to an assigned developer resource.


5.  Permitted manufacturing locations, other that principal address of OEM:
XcelleNet Limited, XcelleNet House, Amersham Hill, High Wycombe, Bucks, UK
HP136NA

6. A confidential portion of this document has been omitted and filed separately with the Commission.

7.  Permitted Name for use with Licensed Program if other than current name:

_______________________________________________________________.

                                 CONFIDENTIAL


8. Documentation Reprint Rights. None, unless initialed by MCAFEE representative and applicable fee provisions are included:

    (a)  If Documentation Rights are granted, initial _____      Yes  _____
                                                       OEM            MCAFEE

    (b)  Reprint Rights Fee:      -$0- Included at no charge.

    Said Fees are payable at the same time and in the same manner as Per Copy Royalties.

9.  Maintenance.  If maintenance rights are granted, initial _____  Yes  _____
                                                              OEM       MCAFEE


  The Per Copy Royalty stated in Paragraph 6 above includes the right to provide the initial two years of maintenance provided to End Users of the Defined Hardware/Software. Maintenance shall mean providing the OEM the right to provide End Users the right to download the current version of the Licensed Program purchased and any updates to the virus signature files before incurring additional royalties for that end user for a period of up to two years from the date of purchase by the end user from the OEM. If maintenance rights are granted, as indicated above, then OEM shall have the right to provide End Users maintenance of the License Program during the terms of this Agreement provided the applicable Per Copy Royalty has been paid by OEM.

10.   Additional Agreements:
  A.   ADDITIONAL CONDITIONS TO THE AGREEMENT BETWEEN
                            XcelleNet ("XcelleNet")
                                      AND
                               MCAFEE ("MCAFEE")

Within 30 days of signing this Agreement, MCAFEE agrees to:
-----------------------------------------------------------

 . Provide hot-links to XcelleNet's web site for the period of the Agreement on MCAFEE's home page at the following sites (or equivalents, if the page is reorganized): www.mcafee.com/prod/av/av.html and www.mcafee.com/prod/av/mscc.html.

 . Implement bi-lateral identification and references in electronic media, print advertising and promotion, including being prominently featured in the anti-virus and Security Command Center areas of the MCAFEE web site.

 .  Co-author a white paper on product fit and benefits.
 . Issue a joint press release regarding the joint marketing and development efforts between XcelleNet and MCAFEE.

 . License SessionXpress (royalty-free) for the sole purpose of initial distribution and software updates of MCAFEE anti-virus products from the MCAFEE Security Command Center to remote access clients.

 . Join in press interviews with XcelleNet to discuss the use of XcelleNet technology; and speak with press and industry analysts in support of the joint press interviews.

 . Not to promote or publicly disclose the product of any competitor of XcelleNet that is used to distribute and update MCAFEE products over a corporate Intranet for the term of the Agreement.

 . Use SessionXpress as a SecureCast alternative to distribute MCAFEE products from MCAFEE's web site to corporate systems administrators, from August 1, 1997, to the end of the term of the Agreement. Upon launch of the system administrator's client, a bug/hotlink will be available to the system administrator back to XcelleNet's web site.

 .  To bundle SessionXpress evaluation software and promotional media with MCAFEE
   Security Command Console packaging (on disk or otherwise) and ship to MSCC customers for the term of the Agreement.

                                 CONFIDENTIAL


                                  EXHIBIT "B"



                             MCAFEE SOFTWARE, INC.

                                      OEM

                         SOFTWARE REDISTRIBUTION GUIDE



                              Copyright Guidelines

                              Trademark Guidelines

                            Distribution Guidelines


                            Issued November 18, 1996



    The OEM Software Distribution Guide is subject to change without notice. You may contact the MCAFEE OEM Department at (214) 706-2547 for a current issue of this document.

                                 CONFIDENTIAL

                             COPYRIGHT GUIDELINES


I   OVERVIEW

  MCAFEE Associates, Inc. has developed and published, in machine-readable and printed form, microcomputer software programs. These programs and related documentation are protected by the United States and international copyright laws and conventions. Any OEM of MCAFEE Associates, Inc., shall reproduce a copyright notice on a media containing authorized copies of MCAFEE products and on all documentation.

II  GENERAL COPYRIGHT INFORMATION

  The symbol "c" is inserted in the notice after the word "Copyright" wherever possible and as "(C)" in machine-readable format.

  The date included in the notice is the year in which the work was first published. If the work is a derivative work which contains some previously copyrighted material published in an earlier year (i.e., a revision or update), the notice must include both dates in chronological order. Licensee is responsible for ensuring that the appropriate dates are inserted in the appropriate Copyright Notice.

  SAMPLE REQUIRED MINIMUM COPYRIGHT NOTICE:

   "Copyright "c" MCAFEE Associates, Inc., VIRUSSCAN V1.5 1993, 1994. All Rights Reserved.

III  EXTERNAL NOTICE ON MAGNETIC MEDIA

  Licensee must place a label bearing the appropriate copyright notice and the following license requirements in printed form on the exterior of magnetic recording media. It is the Licensee's responsibility to determine which appropriate Copyright Notice to use. (Such appropriate copyright notice is hereinafter referred to as "Copyright Notice".)

  NOTICE OF LICENSE RESTRICTIONS

  All software on this diskette is copyrighted and may be used and copied only under the terms of the MCAFEE End User License Agreement (EULA). This diskette may be used only by the registered user, and may not be resold or transferred except in accordance with the terms and conditions of the EULA. Disassembly of code is prohibited. Unauthorized reproduction, transfer, or use this material may be a criminal offense [insert appropriate Copyright Notice].

IV  INTERNAL NOTICE ON MAGNETIC MEDIA

  MCAFEE Associates, Inc. includes an internal copyright notice in machine-
readable code.   This may not be altered or removed by OEM.  A notice with the appropriate product name, release, and version number and copyright year(s) should be located in each MCAFEE Licensed Program.

V ROM BASED LICENSED PROGRAMS, IF APPLICABLE

  A. OEM shall mark, externally and in the same place that OEM affixes its own product identification and/or serial number, the words: "Software contained with the ________________________ (insert the "Defined Hardware" from the MCAFEE OEM License Agreement) is used under license from MCAFEE Associates, Inc.

                                 CONFIDENTIAL

  B. OEM shall mark upon the external surface of the ROM chip by silkscreen or other non-destructible material the appropriate Copyright Notice.

VI  DOCUMENTATION REPRINT RIGHTS

  If OEM is granted Documentation Reprint Rights from MCAFEE Associates, Inc., OEM must include an appropriate Copyright Notice in MCAFEE documentation on the title page or the reverse thereof or on either side of the cover page of the product, related books, manuals, or pamphlets distributed.

                              TRADEMARK GUIDELINES

I FUNCTION OF TRADEMARKS

  Trademarks, when property used, serve the important function of identifying MCAFEE Associates, Inc. as the source of MCAFEE products. Trademarks help users and other members of the public recognize MCAFEE products and the high quality and dependability associated with those products.

II  GENERAL RULES

  A. MCAFEE Associates, Inc. trademarks must be displayed in printed or logo form.

  B. Authorization for Licensee to use MCAFEE marks must be obtained in writing from MCAFEE Associates, Inc. OEM may not use MCAFEE marks to identify their business or to identify any products other than those from MCAFEE.

  C. For each mark which is a registered MCAFEE trademark, the first occurrence of the mark in a publication or advertisement should include an indication that the mark is a MCAFEE registered trademark. In the United States, this indication is made by using a "" symbol after the product name.
For example, "VIRUSSCAN".  For use in footnotes the legend should read "(PRODUCT
NAME) is a Registered Trademark of MCAFEE Associates, Inc." Outside of the United States, an "*" is sometimes used instead of the "" with the same footnote.

  D. For each mark which is an unregistered MCAFEE mark, the first occurrence of the mark in a publication or advertisement shall include an indication that the mark is a MCAFEE trademark. In the United States, this indication is made by using the "(PRODUCT NAME)" reference symbol and the footnote, "(PRODUCT NAME) is a trademark of MCAFEE Associates, Inc."

  E. Any firm marketing software products or otherwise referring in promotional materials and the like to MCAFEE trademarked products that originate from MCAFEE Associates, Inc., e.g. "VIRUSSCAN" or "NETSHIELD", must identify that the MCAFEE names for those products are trademarks.

   Correct:    "NETSHIELD" software.

  F. MCAFEE trademark must never identify any product or service not originating from MCAFEE Associates, Inc.

  G. The trademark identifies ("" and "") together with a footnote should be in a readable style of type.

  H. Trademarks must be used as proper adjectives. Trademarks should not be used as verbs, in plural form, or in possessive form.

       Incorrect:
                    MCAFEE compatible software.

       Correct:
                    Software compatible with MCAFEE products.

                                 CONFIDENTIAL


III  EXAMPLES OF USES OF MCAFEE TRADEMARKS

  A. MCAFEE trademarks may never be used to describe a person and should be used to describe a MCAFEE product.

       Incorrect:

                     "VIRUSSCAN users."

       Correct:

                     "VIRUSSCAN software users."

  B. MCAFEE trademarks may never be used to describe a product that does not come from MCAFEE Associates, Inc. unless, and to the extent that permission is granted in writing, by MCAFEE Associates, Inc. or a MCAFEE subsidiary.

IV  TRADEMARKS REGISTERED IN THE UNITED STATES

  MCAFEE Associates, Inc., the MCAFEE logo, VirusScan, Netshield, NetTools and SiteMeter are registered trademarks of MCAFEE Associates, Inc.

  These marks must be followed by the "" symbol. For publication outside the United States, local trademark laws must be followed.

V OTHER TRADEMARKS OR TRADENAMES

  The following marks shall be treated as unregistered trademarks in accordance with Paragraph II.E above:

BRIGHTWORKS(TM)                           SITEMETER
NETTOOLS                                  LANINVENTORY(TM)
VIRUSSCAN                                 NETREMOTE+(TM)
NETSHIELD                                 BRIGHTWORKS UTILITIES(TM)
MCAFEE SERVICE DESK                       WEBSCAN(TM)
SITEEXPRESS(TM)                           ROMSHIELD(TM)
BOOTSHIELD(TM)                            SERVERSTOR(TM)
WEBSTOR(TM)                               PCCRYPTO(TM)
VYCORWEB(TM)                              VYCORENTERPRISE(TM)
DP UMBRELLA                               REMOTE DESKTOP 32(TM)
GROUPSHIELD(TM)                           SABERTOOLS(TM)
GROUPSCAN(TM)                             SABER LAN WORKSTATION(TM)
WEBCRYPTO(TM)                             PCFIREWALL(TM)
NETCRYPTO(TM)                             NTSSENTIAL(TM)



VI  SABER NAMES

Certain MCAFEE products use the trademark "SABER" (the "Mark"). Products currently bearing the Mark are SABERTOOLS and SABER LAN WORKSTATION. The Mark is a trademark of American Airlines, Inc. ("American") and is licensed for use to MCAFEE, which is not otherwise affiliated with American or SABRE Travel Information Network. OEM acknowledges and agrees that: (a) the Mark is owned by American; (b) it will make no claim to the Mark superior to the claims of American and MCAFEE in the applicable computer software, hardware and

                                 CONFIDENTIAL


peripherals industry; (c) it will not take any action to deceive or confuse the public regarding the Mark; (d) it will provide MCAFEE at least annually with representative materials showing the use of the Mark in the preceding twelve
(12) month period; and (e) it will use best efforts in all of "SABER" marked Products advertisements greater than one-quarter page where the proprietary legend of MCAFEE is used to include the following notice with the same prominence that such proprietary legends of MCAFEE are given:

     "SABER is a trademark of American Airlines, Inc. and is licensed for use to MCAFEE Associates, Inc. MCAFEE Associates, Inc. is not affiliated with American Airlines, Inc. or SABRE Travel Information Network."



SUMMARY

  No representation shall be made that MCAFEE has reviewed or authorized any publication or product, or endorses any publication, product or contents thereof, without express prior written permission from MCAFEE.

  We hope these guidelines give you a clear understanding of the policies of MCAFEE regarding advertising and outside publications. Please contact MCAFEE at
(214) 706-2547 if you have further questions regarding these policies.

                                 CONFIDENTIAL

                                  EXHIBIT "C"


                                   IMPORTANT
                   READ CAREFULLY BEFORE USING THE SOFTWARE.

                      XCELLENET SOFTWARE LICENSE AGREEMENT

THIS IS A LEGAL AGREEMENT (THIS "LICENSE AGREEMENT") BETWEEN YOU, THE END USER, AND XCELLENET, INC., OR ONE OF ITS AFFILIATED ENTITIES ("XCELLENET"). BY INSTALLING OR USING THE SOFTWARE PRODUCT(S) ORDERED BY YOU AND ACCOMPANYING THIS LICENSE AGREEMENT, INCLUDING ANY UPDATES THERETO AND ANY ASSOCIATED ELECTRONIC OR WRITTEN DOCUMENTATION (TOGETHER, THE "SOFTWARE"), YOU ARE AGREEING TO BE BOUND BY THE TERMS OF THIS LICENSE AGREEMENT. IF YOU DO NOT AGREE TO THE TERMS OF THIS LICENSE AGREEMENT, YOU SHOULD CLICK THE DO NOT ACCEPT BUTTON AND THE INSTALLATION/DOWNLOAD PROCESS WILL NOT CONTINUE. YOU MAY THEN, WITHIN 30 DAYS OF PURCHASE, CONTACT THE PLACE WHERE YOU OBTAINED THE SOFTWARE AND EITHER RETURN THE SOFTWARE INCLUDING ALL COPIES THEREOF, OR CERTIFY IN WRITING THE DESTRUCTION OF SAME, TO RECEIVE A FULL REFUND OF ANY LICENSE FEES PREVIOUSLY PAID BY YOU.

If you ordered a trial version of the Software, the Software may be time disabled. "Time Disabled" means that all Software functions and features will cease to operate after that period of time specified by XcelleNet when you ordered the Software. If you wish to purchase a license for continued use, please contact XcelleNet on the Internet at http://www.xcellenet.com or by writing to XcelleNet, Inc., 5 Concourse Parkway, Suite 850, Atlanta, Georgia 30328 U.S.A. Phone: 770/804-8100.

1. GRANT OF LICENSE. Subject to the terms and conditions of this License Agreement, XcelleNet hereby grants and you hereby accept a nonexclusive and limited license to use the Software with the understanding that the license granted in this License Agreement places certain limits on you, including:

   (i) You agree to use the Software for your internal use only in processing your data and any third-party data you have a right to process or distribute. You agree not to use the Software on a timesharing basis or to operate a service bureau facility for the benefit of third-parties.

   (ii) You agree not to sublicense, assign, rent, sell, lease, distribute or otherwise transfer the Software or any of the rights granted by this License Agreement, to any third party, except for the distribution of Client Software as provided in Section 3 and except that you may physically transfer the Software from one computer to another within your own licensed organization provided that you do not retain any copies of the Software on the prior computer.

   (iii) You agree to take all reasonable precautions, which will at least be equal to those precautions that you take to protect your own similar proprietary information, to prevent unauthorized persons from obtaining access to or use of the Software.

   (iv) You agree not to cause or knowingly allow disassembly, decompiling or reverse engineering of the Software or any portion thereof except to the extent and for the express purposes authorized by applicable law notwithstanding this limitation.

   (v) You agree not to cause or knowingly allow modification or alteration of the Software without the prior written consent of XcelleNet. You acknowledge that XcelleNet retains all rights and title to any modifications or enhancements to, or derivative works of, the Software, except as otherwise agreed to by XcelleNet. Use of the menus, options, tools and other features contained within the Software to configure the Software does not constitute modification of the Software, and XcelleNet does not claim any ownership of any data entered, or of any forms, templates, applications or interfaces that were not created by XcelleNet (or based on XcelleNet's intellectual property) and that allow other applications to work in conjunction with the Software. If you wish to develop an interface to the Software or merge the Software with any other software, you shall inform XcelleNet and XcelleNet, at its option, may provide you with information sufficient to enable interoperability between the Software and such other software or products.

2. INTELLECTUAL PROPERTY. The Software is protected by the copyright laws of the United States and international treaty provisions. There are severe penalties, both civil and criminal, for copyright infringement. To further

                                 CONFIDENTIAL

   protect XcelleNet's ownership rights in the Software, you agree to: (i) not cause or knowingly allow violation of any of XcelleNet's copyrights, trade secrets or other proprietary rights related to the Software; (ii) not cause or knowingly allow alteration, removal or concealment of any copyright, trade secret or other proprietary rights notices that may appear on or within the Software, and you agree to reproduce such notices on any copies of the Software; and (iii) not cause or knowingly allow copying of the Software, in whole or in part, without the prior written consent of XcelleNet, except to provide a backup copy and to load the Software into the computer as part of executing the Software. Solely with respect to the electronic documentation included with the Software, you may make an unlimited number of copies (either in hardcopy or electronic form), provided that such copies shall be used only for internal purposes and are not republished or distributed to any third party. Any and all other copies of the Software and/or the documentation made by you are in violation of this License Agreement.

3. CLIENT AND SERVER SOFTWARE. The Software includes "Server Software" and "Client Software". Server Software is defined as those modules of the Software installed on the Server that manage and control the automated exchanges of information with Clients through various telecommunication channels, including the Internet. Client Software is defined as those modules of the Software, including plug-ins and ActiveX controls, that run on remote computers ("Clients") and facilitate communications with the Server. You agree to use each licensed copy of the Server Software ordered by you only on a single network or file server ("Server") located in the United States and its territories, or any other country to which this Software is legally exported, to manage up to the number of concurrent Client connections ordered by you. The Software is "in use" on a Server when it is resident in memory (i.e., RAM) or when executable and other files are installed on the hard drive or other storage device of that Server. The Client Software may be distributed to Clients upon their connection to the Server and subsequent use of the Server Software, but may not otherwise be further distributed. The Client Software may also include sample work objects developed by XcelleNet which are pre-programmed routines demonstrating some of the functions which the Software can be configured to perform. These sample work objects, including any additional work objects developed by you, may only be distributed to, and/or used by, Clients when accessing your Server and performing the functions associated with such work objects. You agree to be solely responsible for all claims and liabilities resulting from the use by third parties of any work objects or other Client applications developed by you.

4. OWNERSHIP. You agree that XcelleNet and/or its suppliers retain all right, title and interest in and to the Software and all copies at all times, regardless of the form or media in or on which the original or other copies may subsequently exist. You agree that you neither own nor hereby acquire any claim or right of ownership to the Software or to any related patents, copyrights, trademarks or other intellectual property. XcelleNet and its suppliers reserve all rights not expressly granted to you. XcelleNet's suppliers are the intended third party beneficiaries of this License Agreement and have the express right to rely upon and directly enforce the terms set forth herein. All content accessed through the Software is the property of the applicable content owner and may be protected by applicable copyright law. This License Agreement gives you no rights to such content.

5. LIMITED WARRANTY/EXCLUSIVE REMEDY. For a period of thirty (30) days after installation of the Software by you (the "Warranty Period"), you may terminate this License Agreement for any reason and receive a full refund of any license fees previously paid by you by providing written notice to XcelleNet within the Warranty Period and either returning the Software and all copies thereof to XcelleNet or by certifying in writing the destruction of same. Unless XcelleNet is notified in writing otherwise, the date of installation shall be deemed to be ten (10) days after the Software is downloaded by you or otherwise shipped to you by XcelleNet. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE FOREGOING RIGHT OF REFUND IS YOUR EXCLUSIVE REMEDY FOR ANY PROBLEMS YOU MAY EXPERIENCE WITH THE SOFTWARE AND IS LIEU OF ALL WARRANTIES, CONDITIONS, REPRESENTATIONS OR GUARANTIES OF ANY KIND, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY, SATISFACTORY QUALITY OR FITNESS FOR A PARTICULAR PURPOSE. XCELLENET DOES NOT WARRANT THAT THE OPERATION OF THE SOFTWARE WILL BE UNINTERRUPTED OR ERROR FREE. NO ORAL OR WRITTEN INFORMATION OR ADVICE GIVEN BY XCELLENET OR AN XCELLENET AUTHORIZED REPRESENTATIVE SHALL CREATE A WARRANTY. THIS DISCLAIMER OF WARRANTY CONSTITUTES AN ESSENTIAL PART OF THIS LICENSE AGREEMENT. SOME STATES/JURISDICTIONS DO NOT ALLOW THE EXCLUSION OF IMPLIED WARRANTIES, SO THE ABOVE EXCLUSION MAY NOT APPLY TO YOU, AND YOU MAY HAVE OTHER LEGAL RIGHTS THAT VARY FROM STATE TO STATE OR BY JURISDICTION.

6. LIMITATION OF LIABILITY. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT WILL XCELLENET OR ITS OFFICERS, DIRECTORS, EMPLOYEES, DISTRIBUTORS, LICENSORS OR AGENTS BE LIABLE FOR: (I) COSTS OF SUBSTITUTE

                                 CONFIDENTIAL

    GOODS OR SERVICES; (II) SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY CHARACTER, WHETHER IN AN ACTION OF CONTRACT OR TORT, EVEN IF XCELLENET HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; (III) ANY CLAIM AGAINST YOU BY ANY THIRD PARTY; AND (IV) ANY DAMAGES, LOSSES OR INJURIES TO YOU, OR THOSE CLAIMING THROUGH YOU, IN EXCESS OF THE LICENSE FEE PAID BY YOU FOR THE SOFTWARE. SOME STATES/JURISDICTIONS DO NOT ALLOW THE LIMITATION OR EXCLUSION OF LIABILITY FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES, SO THE ABOVE LIMITATION MAY NOT APPLY TO YOU .

7. HIGH RISK ACTIVITIES. The Software is not fault-tolerant and is not designed, manufactured or intended for use as on-line control equipment in hazardous environments requiring fail-safe performance, such as in the operation of nuclear facilities, aircraft navigation or communication systems, air traffic control, direct life support machines, or weapons systems, in which the failure of the Software could lead directly to death, personal injury, or severe physical or environmental damage ("High Risk Activities"). XcelleNet and its suppliers specifically disclaim any express or implied warranty of fitness for High Risk Activities.

8. TERMINATION. This License Agreement is effective until terminated. You may terminate this License Agreement at any time by returning the Software and all copies thereof to XcelleNet or by destroying same. However, you shall receive a refund of your license fee only if this License Agreement is terminated in compliance with Section 5 hereof. If you ordered a trial version of the Software which is time disabled, this License Agreement will automatically terminate after that period of time specified by XcelleNet when you ordered the Software, and you agree not to avoid, or attempt to avoid, any applicable time limitation. This License Agreement may be terminated by XcelleNet if (i) you fail to pay the license fee set forth at the time of your order, or (ii) you fail to comply with any of the terms and conditions set forth in this License Agreement. Upon any termination of this License Agreement, you agree to immediately cease all use of the Software, and (ii) either return the Software and all copies thereof to XcelleNet or destroy same.

9. EXPORT CONTROLS. None of the Software or underlying information or technology may be downloaded or otherwise exported or re-exported (i) into (or to a national or resident of) Cuba, Iraq, Libya, North Korea, Iran, Syria or any other country in violation of the laws and administrative regulations of the United States or any other applicable jurisdiction; or
    (ii) to anyone on the U.S. Treasury Department's List of Specially Designated Nationals or the U.S. Commerce Department's Table of Deny Orders. By downloading, installing and/or using the Software, you are agreeing to the foregoing and you are representing and warranting that you are not located in, under the control of, or a national or resident of any such country or on any such list.

10. U. S. GOVERNMENT RIGHTS. If the Software is acquired for or on behalf of the United States of America, its agencies and/or instrumentalities ("U.S. Government"), the Software is provided to the U.S. Government as commercial computer software under FAR 12.212 and DFARS 227.7202, or an equivalent provision (e.g., in supplements of various U.S. government agencies, as applicable), and the restrictions set forth in this License Agreement. Manufacturer is XcelleNet, Inc., 5 Concourse Parkway, Suite 850, Atlanta, Georgia 30328 U.S.A.

11. GENERAL. This License Agreement shall be governed in accordance with the laws of the State of Georgia, U.S.A., without reference to conflict of laws principles and without regard to the United Nations 1980 Convention on Contracts for the International Sale of Goods and any amendments thereto. You acknowledge that a violation of this License Agreement may cause irreparable harm to XcelleNet, and you agree that, in addition to any other remedies provided by law, XcelleNet shall be entitled to seek injunctive relief against any such violation without having to post a bond. If any provision of this License Agreement is held to be unenforceable, such provision shall be reformed only to the extent necessary to make it enforceable. All terms of any purchase order or other ordering document submitted by you shall be superseded by this License Agreement. This License Agreement may only be amended in writing and only if executed by an authorized representative of XcelleNet and you. If you have received this software in Australia or New Zealand, you may have the benefit of certain rights or remedies pursuant to the Trade Practices Act and similar state and territory laws in Australia or the Consumer Guarantees Act in New Zealand, in respect of which certain liability may not be excluded. Should you have questions concerning this License Agreement, please contact your local XcelleNet sales office or write to: XcelleNet, Inc., Sales Operations, 5 Concourse Parkway, Suite 850, Atlanta, Georgia 30328.


YOU ACKNOWLEDGE THAT YOU HAVE READ THIS LICENSE AGREEMENT, UNDERSTAND IT AND AGREE TO BE BOUND BY ITS TERMS AND CONDITIONS. YOU FURTHER AGREE THAT IT IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US WHICH SUPERSEDES ANY PROPOSAL OR PRIOR AGREEMENT, ORAL OR WRITTEN, AND ANY OTHER COMMUNICATIONS BETWEEN US RELATING TO THE SUBJECT MATTER OF THIS LICENSE AGREEMENT.

                   _____  Accept        ______  Do Not Accept

                                 CONFIDENTIAL

                                  EXHIBIT "D"
                       OEM TECHNICAL SUPPORT PROCEDURE'S
                       ---------------------------------

OVERVIEW:
---------
MCAFEE's OEM technical support policy has been developed to provide each OEM with direct access to MCAFEE's senior technical support personnel to assure timely and thorough responsiveness. MCAFEE's OEM technical support personnel
may be reached via telephone, fax, email or mail.   Listed below is detailed
information on how to reach MCAFEE's technical support personnel along with our responsiveness for each method of communication. We would recommend that your personnel use the communication process that is most appropriated for the specific issue. To assist us in facilitating our OEM technical support, we would request that you provide your MCAFEE OEM sales representative with the name, email address, telephone and fax number of your technical support personnel(s). Finally, if you have any questions regarding this policy please contact your MCAFEE OEM representative.

EMAIL INQUIRIES
---------------
*  Address your email inquiries to OEM@CC.MCAFEE.COM

Messages sent to these electronic addresses will be routed to the appropriate MCAFEE technician. Support Supervisors will follow up to ensure each issue is resolved. All emails will be answered within forty-eight (48) hours.

FAXED INQUIRIES
---------------
Fax questions to the appropriate supervisor listed below.

Supervisor         Fax Number         Products
Brian Mann         408-988-5982       VirusScan, NetShield, NetRemote, WebScan
Karla Johnson      214-361-1014       All other MCAFEE products

Use the word "OEM" clearly on your fax to ensure fastest possible attention. Support questions received will be routed to the appropriate MCAFEE Technician. All faxes are logged and the Support Supervisors will follow up to ensure each issue is resolved. All faxes will be answered within forty-eight (48) hours.

TELEPHONE SUPPORT
-----------------
You may gain telephone access by dialing 408-988-3832. When calling for technical assistance as an OEM please state that you are an OEM of MCAFEE's, your company name and the product you are calling about. To ensure that you are placed into the proper queue it is important to let the operator know that you are an OEM of MCAFEE's. Your companies OEM history is on file and will be referenced by the support technician during your call. The average hold time in the queue is approximately five (5) minutes. Messages will be returned within four (4) hours.

SURFACE MAIL
------------
If you would like to send in a support request via US mail please send it to:

MCAFEE Associates, Inc.
Attn: OEM Support
2710 Walsh Avenue
Santa Clara, CA  95051

All mail inquiries will be replied within four (4) working days

                                 CONFIDENTIAL

                                  EXHIBIT "E"

FIRM NAME

I HEREBY CERTIFY,
that I hold valid seller's permit No._______________________ issued pursuant to the Sales and Use Tax law of the State of _______________, that I am engaged in the business of selling:

____________________________________________________________________________
that the tangible personal property described herein which I shall purchase from:

____________________________________________________________________________
will be resold by me in the form tangible personal property; PROVIDED, HOWEVER, that in the even any of such property is used for any purpose other than retention, demonstration, or display while holding it for sale in the regular course of business, it is understood that I am required by the Sales and Use Tax Law of the State of ________ to report and pay for the tax, measured by the purchase price of such property.

Description of property to be purchased:    ____________________________

        ________________________________________________________________

Dated:  _____________________ 19_____  Signature:_______________________

at: _______________________________    By and Title:____________________

Phone: ____________________________    Address: ________________________